UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2008

CNET NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33915	13-3696170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

235 Second Street, San Francisco, California 94105

(Address of principal executive offices)

(415) 344-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2008, CNET Networks, Inc., a Delaware corporation (“CNET”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CBS Corporation, a Delaware corporation (“Parent”), and Ten Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) as promptly as reasonably practicable (but no later than twelve (12) business days from the date of the Merger Agreement) to acquire all of the outstanding shares of common stock, par value $0.0001 per share, of CNET at a purchase price of $11.50 per share, in cash without interest (the “Offer Price”). Pursuant to the Merger Agreement, as soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into CNET (the “Merger”), and CNET will become a wholly owned subsidiary of Parent. In the Merger, the shares of CNET common stock remaining outstanding following the consummation of the Offer (other than shares of CNET common stock held by Parent, Purchaser or N Holdings I, Inc., a subsidiary of Parent, or by stockholders who have validly exercised their appraisal rights under Delaware law) will be converted into the right to receive the Offer Price.

In addition, upon consummation of the Merger, each option to purchase CNET common stock granted by CNET under any stock plans and remaining outstanding following the consummation of the Offer, having an exercise price lower than the Offer Price, whether vested or unvested, will be cancelled, and the holder of each such option will be entitled to receive an amount in cash equal to the product of the excess of the Offer Price over the exercise price per share of such option, multiplied by the total number of shares subject to such option. In the case of each option having an exercise price per share of CNET common stock equal to or greater than the Offer Price, each such option will be assumed by Parent following the consummation of the Merger and, accordingly, will cease to represent a right to acquire shares of CNET common stock and will be converted into an option to purchase shares of common stock of Parent.

The obligation of Purchaser to accept for payment and pay for the shares of CNET common stock tendered in the Offer is subject to the satisfaction or waiver of a number of closing conditions set forth in the Merger Agreement, including among others, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and all approvals and all approvals under applicable foreign antitrust, competition and merger control Laws (subject to certain exceptions). In addition, it is also a condition to Purchaser’s obligation to accept for payment and pay for the shares tendered in the Offer that more than 50% of the outstanding shares of CNET common stock on a fully diluted basis shall have been validly tendered in accordance with the terms of the Offer and not withdrawn (the “Minimum Condition”). The Minimum Condition may not be waived by Purchaser without the prior written consent of CNET.

Subject to certain conditions, CNET has granted Purchaser an option to purchase that number of newly-issued shares of CNET common stock that is equal to one share of CNET common stock more than the amount needed to give Purchaser ownership of 90% of the outstanding shares of CNET common stock (the “Top-Up Option”). The Top-Up Option is exercisable only if Purchaser acquires a majority of the outstanding shares of CNET common stock on a fully-diluted basis pursuant to the Offer. The exercise price for the Top-Up Option is equal to the Offer Price.

From the date of the Merger Agreement until the time of Purchaser’s acceptance of the shares of CNET common stock tendered in connection with the Offer (the “Acceptance Time”), CNET may not (i) solicit, initiate, cause, or knowingly facilitate or encourage the submission of any Company Acquisition Proposal (as defined in the Merger Agreement) or an inquiry relating to a Company Acquisition Proposal (an “Inquiry”), (ii) approve or recommend any Company Acquisition Proposal, or enter into any agreement, agreement-in-principle or letter of intent with respect to any Company Acquisition Proposal or (iii) participate or engage in any discussions or negotiations regarding, or furnish to any person any information with respect to, any Company Acquisition Proposal.

However, if CNET receives an unsolicited Inquiry or a Company Acquisition Proposal from a third party after the date of the Merger Agreement, then CNET may conduct discussions and negotiations with such person regarding such Inquiry or Company Acquisition Proposal without first having to determine whether such Company Acquisition Proposal is likely to lead to a Company Superior Proposal (as defined in the Merger Agreement). In addition, CNET may furnish confidential information with respect to CNET and its subsidiaries to the person making such Inquiry or Company Acquisition Proposal (but only pursuant to an Acceptable Confidentiality Agreement, as defined in the Merger Agreement). CNET is obligated under the Merger Agreement to inform Parent of (i) any confidentiality agreement entered into with a person making such Inquiry or Company Acquisition Proposal, (ii) commencement of substantive discussions or negotiations concerning CNET or the terms of a possible Company Acquisition Proposal and (iii) of the making of any Company Acquisition Proposal. CNET also is obligated to provide Parent with certain other details regarding any Inquiry or Company Acquisition Proposal and the person making such proposal and to update Parent on developments relating to any Inquiry or Company Acquisition Proposal.

If, prior to the Acceptance Time, CNET receives a Company Superior Proposal, then the CNET board of directors (“CNET Board”) may withdraw or modify its recommendation of the Offer and the Merger, and recommend the Company Superior Proposal, if the CNET Board determines in good faith, after consulting with legal counsel and a financial advisor of nationally recognized reputation, that the failure to make such withdrawal, modification or recommendation would be inconsistent with the CNET Board’s fiduciary duties to its stockholders under Delaware law.

The Merger Agreement contains certain termination rights, including Parent’s right to terminate upon the CNET Board’s Adverse Recommendation Change (as defined in the Merger Agreement) and CNET’s right to terminate in order to enter into an agreement providing for a Company Superior Proposal. In order for CNET to terminate the Merger Agreement to pursue a Company Superior Proposal, CNET must first provided Parent with CNET’s notice of intent to terminate and, during the three (3) business day period commencing upon CNET’s delivery of such notice, CNET must negotiate with Parent in good faith in making adjustments to the terms and conditions of the Merger Agreement. If the CNET Board determines in good faith, after the end of such three (3) business day negotiation period, and after considering the results of such negotiations and the revised proposal made by Parent, if any, that the Company Superior Proposal giving rise to such notice continues to be a Company Superior Proposal, then CNET may terminate the Merger Agreement, subject to certain conditions, including the payment of the termination fee, as described below.

Upon a termination of the Merger Agreement under the following circumstances, CNET is obligated to pay Parent a termination fee of $35,000,000: (i) if Parent terminate the Merger Agreement due to the CNET Board’s Adverse Recommendation Change; (ii) if CNET terminates the Merger Agreement in order to enter into a Company Superior Proposal; (iii) if CNET or Parent terminates the Merger Agreement because the Acceptance Time has not occurred by September 15, 2008 and Parent was otherwise entitled to terminate the Merger Agreement due to an Adverse Recommendation Change and the CNET Board had not reaffirmed the Company Board Recommendation (as defined in the Merger Agreement) subsequent to such Adverse Recommendation Change by publicly announcing such reaffirmation no later than three (3) business days prior to the scheduled expiration date of the Offer first following such Adverse Recommendation Change; or (iv) (A) if the Merger Agreement is terminated (1) by Parent or CNET because the Acceptance Time has not occurred by September 15, 2008 or (2) by Parent due to CNET’s breach of its representations, warranties, covenants or agreements which causes the Offer condition not be satisfied and such breach is not cured or is incapable of being cured by September 15, 2008, (ii) at or prior to the date of termination a Company Acquisition Proposal was made known to CNET or was made directly to its stockholders generally or any Person publicly announced an intention to make a Company Acquisition Proposal (whether or not any such Company Acquisition Proposal or announced intention is conditional or withdrawn) and (iii) concurrently with such termination or within twelve (12) months following such termination, CNET enters into a definitive agreement to consummate or consummates a transaction contemplated by any Company Acquisition Proposal whereby 50% or more of CNET’s voting securities or assets are sold.

The Merger Agreement includes customary representations, warranties and covenants of CNET, Parent and Purchaser. CNET has agreed to operate its business in the ordinary course until the Merger is consummated. The Merger is subject to customary closing conditions.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement contains representations and warranties of CNET, Parent and Purchaser made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among CNET, Parent and Purchaser and may be subject to important qualifications and limitations agreed to by CNET, Parent and Purchaser in connection with the negotiating terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among CNET, Parent and Purchaser rather than establishing matters as facts.

Notice to Investors

The tender offer for the outstanding common stock of CNET referred to in this report has not yet commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of CNET common stock will be made pursuant to an offer to purchase and related materials that Parent intends to file with the U.S. Securities and Exchange Commission. At the time the offer is commenced, Parent will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and thereafter CNET will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of CNET. In addition, all of these materials (and all other materials filed by CNET with the U.S. Securities and Exchange Commission) will be available at no charge from the U.S. Securities and Exchange Commission through its website at www.sec.gov. Free copies of the Offer to Purchase, the related Letter of Transmittal and certain other offering documents will be made available by Parent at www.cbs.com. Investors and security holders may also obtain free copies of the documents filed with the U.S. Securities and Exchange Commission by CNET at www.cnetnetworks.com.

Forward Looking-Statements

This report contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many CNET stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of CNET’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by CNET, as well as the tender offer documents to be filed by Parent and the Solicitation/Recommendation Statement to be filed by CNET. All of the materials related to the offer (and all other offer documents filed with the U.S. Securities and Exchange Commission) will be available at no charge from the U.S. Securities and Exchange Commission through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the U.S. Securities and Exchange Commission by CNET at www.cnetnetworks.com. CNET does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Item 3.03. Material Modification to Rights of Security Holders

In connection with entering into the Merger Agreement, the CNET Board adopted and approved Amendment No. 1 (the “Rights Amendment”) to the Rights Agreement, dated January 11, 2008, by and between CNET and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”). The effect of the Rights Amendment is to permit execution of the Merger Agreement and performance and consummation of the transactions contemplated by the Merger Agreement, including the Merger, without triggering the separation or exercise of the preferred share purchase rights or any adverse event under the Rights Agreement. A copy of the Rights Amendment is attached as Exhibit 4.1 to this report and is incorporated herein by reference. The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Amendment.

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Pursuant to the terms of an amended and restated employment agreement, dated May 15, 2008, among Parent, CNET and Neil Ashe, Chief Executive Officer and Director, Mr. Ashe will receive $500,000 plus an additional amount equal to the pro rata portion of his annual bonus. In addition, pursuant to the terms of an amended and restated employment agreement, dated May 15, 2008, among Parent, CNET and Zander

Lurie, Chief Financial Officer, Mr. Lurie will receive $350,000 plus an additional amount equal to the pro rata portion of his annual bonus. The above-described payments for Messrs. Ashe and Lurie are scheduled to be paid as soon as practicable following January 1, 2009 (but no event later than January 31, 2009).

CNET has also agreed that David Bernstein, Senior Vice President, Finance, and Andy Sherman, Senior Vice President, General Counsel and Corporate Secretary, will be paid $317,444 and $350,056, respectively, in cash as soon as practicable after January 1, 2009, subject to certain exceptions.

Pursuant to such amended and restated employment agreements, each of Messrs. Ashe and Lurie have agreed (i) to remain employed by CNET during the period of time between the execution of the Merger Agreement and the effective time of the Merger and (ii) that neither the consummation of the Offer or the Merger shall constitute “Good Reason” as defined under their previous employment agreement with CNET. Mr. Ashe’s amended and restated employment agreement contains a three (3) year term and Mr. Lurie’s amended and restated employment agreement contains a two (2) year term, in each case, commencing from the effective time of the Merger.

Mr. Ashe will be paid a salary of $750,000 per annum and will also be eligible to receive annual bonus compensation, with a target bonus of not less than 100% of Mr. Ashe’s salary. Mr. Ashe will also be eligible to receive annual grants of long-term incentive compensation under the CBS long-term management incentive plan, with a target long-term incentive award and a grant date value equal to not less than $1,625,000 for each year of the amended and restated employment agreement. In addition, Mr. Ashe will be eligible to receive an award of stock options under CNET’s 2004 Long-Term Management Incentive Plan, with a value of $1,625,000, following the close of business ten (10) trading days after the Merger.

Mr. Lurie will be paid a salary of $400,000 per annum and will also be eligible to receive annual bonus compensation, with a target bonus of not less than 50% of Mr. Lurie’s salary. Mr. Lurie will also be eligible to receive annual grants of long-term incentive compensation under the CBS long-term management incentive plan, with a target long-term incentive award and a grant date value equal to not less than $1,000,000 for each year of the amended and restated employment agreement. In addition, Mr. Lurie will be eligible to receive an award of stock options under CNET’s 2004 Long-Term Management Incentive Plan, with a value of $1,000,000, following the close of business ten (10) trading days after the Merger.

The amended and restated employment agreements for each of Messrs. Ashe and Lurie provide for certain termination payments and benefits in the event that their employment is terminated “without cause” or if they terminate their employment for “good reason” as defined in such agreements. If either of such executive’s employment is terminated under such circumstances, each agreement provides for a payment to the applicable executive of twelve (12) months of his then current base salary and bonus compensation prorated for the calendar year in which such termination occurs. In addition, long term incentive compensation will be paid in accordance with the terms of the grants thereof, and any 2008 options grants that vest within 18 months after termination will immediately vest on the termination date.

The amended and restated employment agreements for Messrs. Ashe and Lurie also include non-solicitation, non-disparagement, litigation and confidentiality provisions.

Item 8.01. Other Events

On May 15, 2008, Parent and CNET issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 15, 2008, by and among CNET Networks, Inc., CBS Corporation and Ten Acquisition Corp.

4.1	Amendment No. 1 to Rights Agreement, dated as of May 15, 2008, by and between CNET Networks, Inc. and Computershare Trust Company, N.A.

99.1	Joint Press Release of CNET Networks, Inc. and CBS Corporation, dated as of May 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNET Networks, Inc.

By:	/s/ Andy Sherman
Andy Sherman Senior Vice President, General Counsel & Corporate Secretary

Dated: May 15, 2008

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 15, 2008, by and among CNET Networks, Inc., CBS Corporation and Ten Acquisition Corp.

4.1	Amendment No. 1 to Rights Agreement, dated as of May 15, 2008, by and between CNET Networks, Inc. and Computershare Trust Company, N.A.

99.1	Joint Press Release of CNET Networks, Inc. and CBS Corporation, dated as of May 15, 2008.